EXHIBIT 99.1


OneSource Technologies, Inc. Completes Merger with First Financial Computer Services, Inc.


Names a President, Executive Vice President and Two Board Members

SCOTTSDALE, Ariz.--(BUSINESS WIRE)--Nov. 11, 2004--OneSource Technologies, Inc. (OTCBB:OSRC - News) today reported the completion of its previously announced merger with First Financial Computer Services, Inc. (FFCS), a premier, single-source provider of equipment sales, leasing and maintenance services to large, national customers in the financial services industry. FFCS's services to its well-established national client base are complementary to services provided by OneSource, which offers the combined companies the service concentration and size to significantly increase its market share. Geographically, the combined companies will provide service to clients in 41 states. The transaction was approved by shareholders of both companies. Miller Capital Corporation assisted OneSource in arranging financing for the transaction.

Michael L. Hirschey, chief executive officer, stated, "The completion of this merger is our initial step in emerging as a full-service solution company. The combination of these two quality companies, each with extensive industry experience, provides multiple new avenues for our existing business services.


"We extend a warm welcome to the excellent management team built under the direction of Robert Thomason, former Chairman of FFCS, who has joined the Board of Directors of OneSource and will continue to serve the Company as Special Advisor to the Chief Executive Officer. Randy Thomason has been named President of OneSource and Jon Thomason will serve as Executive Vice President of Field Operations. This is truly a merger of companies and senior management talent that have the ability to become a major player in our industry."


Hirschey added, "We are also pleased to welcome Stephen A. McConnell as a new Board member. Mr. McConnell is President of Solano Ventures, LLC, an investment fund devoted to small- and mid-sized companies. His experience includes working on Wall Street, serving as President of a public company and owning a number of privately held companies. He presently serves on four public company boards and holds an MBA from Harvard Business School."


Concluding, Hirschey stated, "These directors strengthen the experience of our board and will provide superior guidance and direction for OneSource's future success."


Robert Thomason, former Chairman of FFCS, stated, "This was a unique marriage of companies highly respected in our industry. We are able to reassure all of our clients they will receive the same quality of service from senior management and staff they know and have worked with in the past. The new combined company is stronger than the two separate entities, which is a major benefit for all of our existing and future customers."


OneSource is engaged in two closely related and complementary lines of technology industry services and products: i) equipment maintenance services; and ii) value added equipment supply sales. OneSource is credited as the creator of the unique Flat-Rate Blanket Maintenance System(TM), an innovative program that provides customers with a single source for all general office, computer and peripheral and industry-specific equipment technology maintenance, installation and supply products. The Company is also a single-source provider of equipment sales, leasing and maintenance services to large, national customers in the financial services industry.


Visit our websites at:

www.1sourcetech.com

www.ffcs.com



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Product and company names mentioned herein are for identification purposes and may be trademarked or registered trademarks of their respective companies.


Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.


Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.


Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: fluctuations in operating results, intense competition, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing customer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.


These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

_____________________________________
Contact:
     OneSource Technologies, Inc.
     Michael Hirschey, 800-279-0859
     mhirschey@1sourcetech.com
     or
     Investor Relations for the Company:
     The Miller Group
     Rudy R. Miller, 800-655-5540
     OSRC@themillergroup.net


_____________________________________
Source: OneSource Technologies, Inc.





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